UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 13, 2016

HUNTINGTON INGALLS INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-34910	90-0607005
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4101 Washington Avenue, Newport News, Virginia		23607
(Address of principal executive offices)		(Zip Code)

(757) 380-2000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 13, 2016, upon the recommendation of the Governance and Policy Committee, the Board of Directors of Huntington Ingalls Industries, Inc. (the “Company”) elected Adm. Kirkland H. Donald as a member of the Board of Directors, effective January 1, 2017, with a term expiring at the 2017 annual meeting of stockholders. The Company’s Board of Directors has also appointed Adm. Donald to serve on its Compensation Committee and Finance Committee, effective January 1, 2017.

Since January 2013, Adm. Donald has worked as a business consultant and has served on the executive advisory board of Moelis Capital Partners/NexPhase Capital Partners. From January 2014 to October 2015, he served as chief executive officer, and from June 2013 to January 2014 as chief operating officer, of Systems Planning and Analysis, Inc. Prior to that, Adm. Donald served 37 years in the U.S. Navy. In his last assignment, he served as director of the Naval Nuclear Propulsion program from November 2004 to November 2012.

Adm. Donald was not elected pursuant to any arrangement or understanding between him and any other persons, and there are no prior relationships between Adm. Donald and the Company or transactions with the Company in which Adm. Donald had any material interest that are required to be disclosed under applicable disclosure requirements of the Securities and Exchange Commission.

Adm. Donald will be entitled to receive compensation under the Company’s non-employee director compensation package, as described in the section titled “Director Compensation” in the Company’s Definitive Proxy Statement for its 2016 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission on March 18, 2016. In addition, the Company and Adm. Donald will enter into the Company’s standard form of indemnification agreement. The Company will agree to indemnify Adm. Donald against liability, subject to certain limitations, arising out of his performance of his duties to the Company. In addition, the Company will agree, subject to certain limitations, to advance expenses Adm. Donald may incur as a result of any proceeding against him as to which he would be entitled to indemnity.

A copy of the Company’s press release announcing Adm. Donald’s election is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.

99.1	Press release dated December 14, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUNTINGTON INGALLS INDUSTRIES, INC.

Date: December 14, 2016	By:	/s/ Charles R. Monroe, Jr.
Charles R. Monroe, Jr.
Corporate Vice President, Associate General Counsel and Secretary